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                                                                    EXHIBIT 2.02

                   FIRST AMENDMENT TO THE AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


     This First Amendment (the "AMENDMENT") to that certain Amended and Restated Agreement and Plan of Reorganization among by and among Silicon Image, Inc., a Delaware corporation ("ACQUIRER"), Video Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquirer ("NEWCO"), and DVDO, Inc., a California corporation ("TARGET") is made as of May 31, 2000.

                                   RECITALS

     A. The parties intend that Newco will merge with and into Target in a reverse triangular merger (the "MERGER"), with Target to be the surviving corporation of the Merger, all pursuant to the terms and conditions of the Restated Merger Agreement (as defined below) and this Agreement, and the applicable provisions of the laws of California and Delaware. On March 30, 2000, the parties hereto (and certain shareholder/founders of Target with regard to certain provisions) executed an Agreement and Plan of Reorganization (the "PRIOR AGREEMENT") to effect the foregoing and which Prior Agreement the parties (and the shareholder/founders) amended and restated in its entirety by executing an Amended and Restated Agreement and Plan of Reorganization, dated as of May 19, 2000 (the "RESTATED MERGER AGREEMENT").

     B. Since the date of the Prior Agreement, Acquirer has made application to the California Department of Corporations ("DOC") for a permit with respect to the qualification of securities to be issued as consideration in the Merger (the "PERMIT").

     C. The DOC has communicated to Acquirer that a condition to the DOC's issuing the Permit is that the Restated Merger Agreement be amended to provide that cash be issued to the former Target optionholders and warrantholders in lieu of the fractional shares not accounted for due to the "rounding down" of the post-conversion option shares (or warrant shares, in the case of warrants).


     NOW, THEREFORE, the parties agree as follows:

     1. MODIFICATION OF SECTION 1.1.2. Section 1.1.2 of the Restated Merger Agreement is hereby amended and restated as follows:

               "1.1.2 TARGET OPTIONS. Prior to the Merger, Target will cause all outstanding warrants (the "WARRANTS") to purchase Target Series B Stock to be exercised. At the Effective Time, each holder of an outstanding option (collectively, the "TARGET OPTIONS") to purchase Target Common Stock granted under Target's 1997 Stock Option Plan, as amended (the "TARGET PLAN") shall be entitled, in accordance with the terms of such options, to purchase after the Effective Time that number of shares of Acquirer Common Stock, determined by multiplying the number of shares of Target Common Stock subject to such Target Option at the Effective Time by the Common Stock Applicable Number, and the exercise price per share for

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each such Option will equal the exercise price of the Target Option immediately prior to the Effective Time divided by the Common Stock Applicable Number, such exercise price being rounded up to the nearest whole cent. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Acquirer Common Stock subject to such option will be rounded down to the nearest whole number. Except as otherwise provided in this Agreement, all of the other terms and conditions (including any vesting provisions) of each Acquirer Option will be the same in all material respects as the corresponding Target Option. It is the intention of the parties that the Target Options assumed by Acquirer qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Target Options qualified as incentive stock options immediately prior to the Effective Time. Cash will be paid in lieu of fractional shares which are rounded down pursuant to this section, according to the procedure set forth in Section
1.2 herein (except that the post-conversion exercise price shall be subtracted from the calculation set forth in Section 1.2 and that the cash payment shall be made at the time of exercise and not promptly after the Effective Time)."

     2. MODIFICATION OF SECTION 4.6.2. Section 4.6.2 of the Restated Merger Agreement is hereby amended and restated as follows:

               "4.6.2 S-4 REGISTRATION STATEMENT. If (a) the Hearing has not occurred by June 30, 2000, or (b) the Permit has not been issued by June 30, 2000, then Target will assist Acquirer and cooperate fully with Acquirer in connection with the Registration Statement on Form S-4 to register the offer and sale of securities by Acquirer in connection with the Merger and to solicit proxies for the Target Shareholder Approval (the "S-4") which Acquirer will prepare and file with the Securities and Exchange Commission (the "SEC") as provided in Section 5.4. Each of Acquirer and Target shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. The S-4, including the proxy statement/properties used in connection therewith and all related materials will contain information, and all related materials will contain information, and such proxies will be solicited, in accordance with applicable law. Each of Acquirer and Target will promptly provide all information relating to Acquirer or Target, as applicable, for inclusion in the S-4 and such proxy statement/prospectus to satisfy the requirements of all applicable state and federal securities laws. Each of Acquirer and Target shall be solely responsible for any statement, information or omission in the S-4 and such proxy statement/prospectus relating to it or its affiliates based upon written information furnished by it."

     3. MODIFICATION OF SECTION 5.4.2. Section 5.4.2 of the Restated Merger Agreement is hereby amended and restated as follows:

               "5.4.2 S-4 REGISTRATION STATEMENT. If (a) the Hearing has not occurred by June 30, 2000 or (b) the Permit has not been issued by June 30, 2000, then Acquirer shall promptly prepare, with Target's assistance and cooperation, and file with the SEC the S-4 and shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. Each of Acquirer and Target shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. The S-4, including the proxy statement/properties used in connection therewith and all related materials will contain information, and all related materials will contain information, and such proxies will be solicited, in accordance with applicable law. Each of Acquirer and Target will promptly provide all information relating to Acquirer or Target, as

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applicable, for inclusion in the S-4 and such proxy statement/prospectus to satisfy the requirements of all applicable state and federal securities laws. Each of Acquirer and Target shall be solely responsible for any statement, information or omission in the S-4 and such proxy statement/prospectus relating to it or its affiliates based upon written information furnished by it."

         4. MODIFICATION OF SECTION 9.1(b). Section 9.1(b) of the Restated Merger Agreement is hereby amended by deleting reference to the date June 30, 2000 appearing therein and inserting the date July 15, 2000 in lieu thereof.

     5. EFFECT OF AMENDMENT. Except as explicitly set forth herein, nothing contained in this Amendment shall modify the terms and provisions of the Restated Merger Agreement.

     6. MISCELLANEOUS.

          (a) GOVERNING LAW. This Amendment shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

          (b) COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) SEVERABILITY. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          (d) ENTIRE AGREEMENT. This Amendment and the Restated Merger Agreement, together all exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof and thereof.

                (THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK)

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed and delivered as of the date first above written.


"ACQUIRER"                             "TARGET"

SILICON IMAGE, INC.                    DVDO, INC.

By:    /s/ DAVID D. LEE                By:    /s/ LAURENCE A. THOMPSON
     --------------------------------       -------------------------------

Its:    CHIEF EXECUTIVE OFFICER        Its:           PRESIDENT
     --------------------------------       -------------------------------



"NEWCO"

VIDEO ACQUISITION CORP.

By:    /s/ DANIEL K. ATLER
     --------------------------------

Its:    PRESIDENT
     --------------------------------

                      [SIGNATURE PAGE TO FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION]

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